EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 88 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated April 21, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 87.


                                /s/ Maureen M. Gemma
                                Maureen M. Gemma, Esq.

April 28, 2003
Boston, Massachusetts